Exhibit (s)(2)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

SVX LLC

(Exact Name of Registration as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)
Fees Previously Paid	Equity	Common shares of beneficial interest	457(o)	-	-	$500,000,000	.0001091	$54,550

Total Offering Amount						$500,000,000		$54,550
Total Fees Previously Paid								$54,550
Total Fee Offsets								$0
Net Fee Due								$0

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.

(2)	The registrant previously paid $54,550 in connection with the registrant’s registration statement on Form N-2 (File No. 333-255702) as filed with the Securities and Exchange Commission on April 30, 2021.